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                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

Parent
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Kentucky First Bancorp, Inc.

                                      State or Other
                                      Jurisdiction of          Percentage
Subsidiaries (1)                      Incorporation            Ownership
- ----------------                      ---------------          ----------
First Federal Savings Bank            United States                100%

Cynthiana Service Corporation (2)     Kentucky                     100%

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(1)  The assets, liabilities and operations of the subsidiaries are included in the consolidated financial statements contained in the financial statements attached hereto as an exhibit.

(2)  Wholly owned subsidiary of First Federal Savings Bank.